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EXHIBIT 99.2

INSTRUCTIONS FOR USE OF TODHUNTER
SUBSCRIPTION RIGHTS EXERCISE NOTICE

Consult Todhunter, Your Bank or Broker as to Any Questions

        The following instructions relate to a rights offering (the "Rights Offering") by Todhunter International, Inc., a Delaware corporation (the "Company"), to the holders of record ("Recordholders") of its common stock, par value $0.01 per share ("Common Stock"), as of the close of business on [                        ], 2005 (the "Record Date"), as described in the Company's Prospectus dated [                        ], 2005 (the "Prospectus"). Recordholders on the Record Date are receiving subscription rights (the "Rights") to subscribe for and purchase shares of the Common Stock.

        Recordholders of our Common Stock will receive one Right for every five shares of Common Stock held on the Record Date.

        The Rights will expire, if not exercised, at 5:00 p.m., Eastern time, on [            ], 2005, (the "Expiration Time") unless the Company extends the Rights Offering. The Company reserves the right to extend the Rights Offering at its discretion for a period not to exceed 30 days beyond [            ], 2005, in which event, the term "Expiration Time" will mean the latest date and time to which the Rights Offering has been extended. In addition, if the commencement of the Rights Offering is delayed, the Expiration Time of the Rights Offering will be similarly delayed. The Company may, in its sole discretion, terminate the Rights Offering at any time prior to the Expiration Time. After the Expiration Time, unexercised Rights will be null and void. The Company will not be obligated to honor any purported exercise of Rights received by Continental Stock Transfer & Trust Company (the "Subscription Agent") after the Expiration Time, regardless of when the documents relating to such exercise were sent, except pursuant to the Guaranteed Delivery Procedures described below. The Rights will be evidenced by a nontransferable Subscription Rights Exercise Notice (the "Subscription Rights Exercise Notice").

        Each Right will entitle its holder to subscribe for one share of Common Stock (the "Basic Subscription Right"). The subscription price (the "Subscription Price") for the Common Stock is [$            ] per share.

        In addition, each holder of Rights who exercises his or her Basic Subscription Right in full will be eligible to subscribe (the "Oversubscription Right") at the Subscription Price for shares of the Common Stock that are not otherwise purchased pursuant to the exercise of Rights under the Basic Subscription Right (the "Excess Shares"), subject to availability and proration as described below.

        Each rightsholder may exercise his or her Oversubscription Right only if he or she exercised his or her Basic Subscription Right in full and all other holders of subscription Rights do not exercise their Basic Subscription Rights in full. If not all shares are subscribed for by the exercise of Basic Subscription Rights, then the following procedures will apply for the Oversubscription Rights. If the total number of shares subscribed for upon the exercise of Oversubscription Rights by all oversubscribing rightsholders is less than or equal to the total number of shares remaining available under the rights offering, then all oversubscribing rightsholders would receive the full number of shares for which they oversubscribed. If the total number of shares subscribed for upon the exercise of Oversubscription Rights by all oversubscribing rightsholders is greater than the total number of shares remaining available under the Rights Offering, then the number of shares oversubscribing rightsholders would receive is subject to proration. We will allocate the remaining shares of our common stock pro rata, after eliminating all fractional shares, among those oversubscribing rightsholders. "Pro rata" means in proportion to the number of shares of Common Stock subscribed for upon the exercise of Basic Subscription Rights by each oversubscribing rightsholder compared to the total number of shares of Common Stock subscribed for upon the exercise of Basic Subscription rights by all oversubscribing rightsholders prior to the Expiration Time. In the event that such pro rata calculation would result in fractional shares for one or more oversubscribing rightsholder, we will round down to the nearest whole share number the number of shares available to such oversubscribing rightsholders.

        The number of Rights to which you are entitled is printed on the face of your Subscription Rights Exercise Notice. You should indicate your wishes with regard to the exercise of your Rights by completing the appropriate portions of your Subscription Rights Exercise Notice and returning the notice to the Subscription Agent in the envelope provided pursuant to the procedures described in the Prospectus.

        Your Subscription Rights Exercise Notice, or Notice of Guaranteed Delivery, and Subscription Price payment, including final clearance of any checks, must be received by the Subscription Agent, on or before 5:00 p.m., Eastern Time, on [                        ], 2005 or such later date and time to which the Company has extended the Rights Offering. Once you have exercised the Basic Subscription Right or the Oversubscription Right, you may not revoke your exercise. Rights not exercised prior to the Expiration Time will expire.

1.     METHOD OF SUBSCRIPTION—EXERCISE OF RIGHTS

        To exercise Rights, complete your Subscription Rights Exercise Notice and send the properly completed and executed Subscription Rights Exercise Notice evidencing such Rights, together with payment in full of the Subscription Price for each share of Common Stock subscribed for pursuant to the Basic Subscription Right and the Oversubscription Right, to the Subscription Agent, on or prior to 5:00 p.m., Eastern Time, on [                        ], 2005 or such later date and time to which the Company has extended the Rights Offering. Payment of the Subscription Price will be held in a segregated account to be maintained by the Subscription Agent. All payments must be made in U.S. dollars for the full number of shares of Common Stock being subscribed for (a) by check or bank draft drawn upon a U.S. bank or postal, telegraphic or express money order payable to Continental Stock Transfer & Trust Company, as Subscription Agent, or (b) by wire transfer of immediately available funds, to the account maintained by the Subscription Agent for purposes of accepting subscriptions in the Rights Offering at: Account Name: Continental Stock Transfer & Trust Company; Bank: JP Morgan Chase Bank, 52 Broadway, 6th Floor, New York, New York 10004; Account #: 475503546; ABA#: 021000021 (the "Subscription Account"). Any wire transfer should clearly indicate the identity of the subscriber who is paying the Subscription Price by the wire transfer. You must confirm receipt of the wire transfer by calling the Subscription Agent at (212) 509-4000, ext. 536. Payments will be deemed to have been received by the Subscription Agent only upon (i) clearance of any uncertified check, (ii) receipt by the Subscription Agent of any certified check or bank draft drawn upon a U.S. bank or of any postal, telegraphic or express money order, or (iii) receipt of collected funds in the Subscription Account designated above and confirmation of receipt of wire transfer. If paying by uncertified personal check, please note that the funds paid thereby may take up to five business days to clear. Accordingly, rightsholders who wish to pay the Subscription Price by means of uncertified personal check are urged to make payment sufficiently in advance of the Expiration Time to ensure that such payment is received and clears by such date and are urged to consider payment by means of certified or cashier's check, money order, or wire transfer of funds.

        The Subscription Rights Exercise Notice and payment of the Subscription Price, or, if applicable, Notice of Guaranteed Delivery (as defined below) must be delivered to the Subscription Agent by one of the methods described below:

By Mail, Hand, or Overnight Courier:

Todhunter International, Inc.
c/o Continental Stock Transfer & Trust Company
Reorganization Department
17 Battery Place, Eight Floor
New York, NY 10004
Tel: (212) 509-4000, ext. 536

Delivery other than in the manner or to the address listed above does not constitute valid delivery. For further assistance, please call the Subscription Agent.

        Questions may be answered by, and additional copies of relevant documents may be obtained by, contacting Ezra Shashoua, our Executive Vice President and Chief Financial Officer:

Todhunter International Inc.
222 Lakeview Ave., Suite 1500
West Palm Beach, FL 33401
Tel: (561) 665-8977

        By making arrangements with your bank or broker for the delivery of funds on your behalf, you may also request such bank or broker to exercise the Subscription Rights Exercise Notice on your behalf. Alternatively, you may cause a written guarantee substantially in the form of Exhibit A to these instructions (the "Notice of Guaranteed Delivery"), from a member firm of a registered national securities exchange or a member of the National Association of Securities Dealers Corporation, or from a commercial bank or trust company having an office or correspondent in the United States or from a bank, stockbroker, savings and loan association, or credit union with membership in an approved signature guarantee medallion program, pursuant to Rule 17Ad-15 of the Securities Exchange Act of 1934, as amended (each, an "Eligible Institution"), to be received by the Subscription Agent on or prior to the Expiration Time together with payment in full of the applicable Subscription Price. Such Notice of Guaranteed Delivery must state your name, the number of Rights represented by the Subscription Rights Exercise Notice held by you, the number of shares of Common Stock being subscribed for pursuant to your Basic Subscription Right and the number of shares of Common Stock, if any, being subscribed for pursuant to the Oversubscription Right, and that you will guarantee the delivery to the Subscription Agent of any properly completed and executed Subscription Rights Exercise Notice evidencing such Rights within three (3) business days following the date of the Notice of Guaranteed Delivery. If this procedure is followed, the properly completed Subscription Rights Exercise Notice evidencing the Rights being exercised must be received by the Subscription Agent within three (3) business days following the date of the Notice of Guaranteed Delivery. The Notice of Guaranteed Delivery may be delivered to the Subscription Agent in the same manner as the Subscription Rights Exercise Notice at the address set forth above, or may be transmitted by an Eligible Institution to the Subscription Agent by facsimile transmission (Facsimile No. (212) 616-7610. To confirm facsimile deliveries, eligible institutions may call the Subscription Agent at (212) 509-4000, ext. 536. Additional copies of the Notice of Guaranteed Delivery may be obtained upon request from Ezra Shashoua, our Executive Vice President and Chief Financial Officer, at the address, or by calling the telephone number, set forth above.

        Banks, brokers, and other nominee holders of Rights who exercise the Basic Subscription Right and the Oversubscription Right on behalf of beneficial owners of Rights will be required to certify to the Subscription Agent and the Company, in connection with the exercise of the Oversubscription Right, as to the aggregate number of Rights that have been exercised and the number of shares of Common Stock that are being subscribed for pursuant to the Oversubscription Right, by each beneficial owner of Rights (including such nominee itself) on whose behalf such nominee holder is acting. If more Excess Shares are subscribed for pursuant to the Oversubscription Right than are available for sale, the Excess Shares will be allocated, as described above, among beneficial owners exercising the Oversubscription Right in proportion to the number of shares of Common Stock subscribed for upon the exercise of Basic Subscription Rights by each oversubscribing rightsholder compared to the total number of shares of Common Stock subscribed for upon the exercise of Basic Subscription Rights by all oversubscribing rightsholders prior to the Expiration Time, rounded down to the nearest whole share number.

        You will not be permitted to purchase fractional shares of Common Stock pursuant to the exercise of Rights. We will accept any inadvertent subscription indicating a purchase of fractional shares by rounding down to the nearest whole share number and promptly refunding without interest any payment received for a fractional share.

        If the aggregate Subscription Price paid by you is insufficient to purchase the number of Common Stock subscribed for, or if no number of shares of Common Stock to be purchased is specified, then you will be deemed to have exercised the Basic Subscription Right to purchase Common Stock to the fullest extent of the payment tendered.

        If the aggregate Subscription Price paid by you exceeds the amount necessary to purchase the number of shares of Common Stock for which you have indicated an intention to subscribe (such excess being the "Subscription Excess"), then you will be deemed to have exercised the Oversubscription Right to the fullest extent of the excess payment tendered, to purchase, to the extent available, that number of shares of Common Stock equal to the quotient obtained by dividing the Subscription Excess by the Subscription Price. Any remaining amount shall be returned to you by mail without interest or deduction promptly after the Expiration Time and after all prorations and adjustments contemplated by the terms of the Rights Offering have been effected.

2.     ISSUANCE OF COMMON STOCK

        The following deliveries and payments will be made to the address shown on the face of your Subscription Rights Exercise Notice unless you provide instructions to the contrary in your Subscription Rights Exercise Notice.

          (a)    Basic Subscription Right.    As soon as practicable after the Expiration Time and the valid exercise of Rights, the Subscription Agent will mail to each exercising Rightsholder certificates representing shares of Common Stock purchased pursuant to the Basic Subscription Right, rounded down to the nearest whole share number. See "The Rights Offering—Basic Subscription Right" in the Prospectus.

          (b)    Oversubscription Right.    As soon as practicable after the Expiration Time and after all prorations and adjustments contemplated by the terms of the Rights Offering have been effected, the

  Subscription Agent will mail to each Rightsholder who validly exercises the Oversubscription Right certificates representing the number of shares of Common Stock, if any, allocated to such Rightsholder pursuant to the Oversubscription Right, rounded down to the nearest whole share number. See "The Rights Offering—Oversubscription Right" in the Prospectus.

          (c)    Excess Cash Payments.    Promptly after the Expiration Time and after all prorations and adjustments contemplated by the terms of the Rights Offering have been effected, the Subscription Agent will mail to each Rightsholder who exercises the Oversubscription Right any excess amount, without interest or deduction, received in payment of the Subscription Price for Excess Shares that are subscribed for by such Rightsholder but not allocated to such Rightsholder pursuant to the Oversubscription Right.

3.     EXECUTION

          (a)    Execution by Registered Holder.    The signature on the Subscription Rights Exercise Notice must correspond with the name of the registered holder exactly as it appears on the face of the Subscription Rights Exercise Notice without any alteration or change whatsoever. Persons who sign the Subscription Rights Exercise Notice in a representative or other fiduciary capacity must indicate their capacity when signing and, unless waived by the Subscription Agent in its sole and absolute discretion, must present to the Subscription Agent satisfactory evidence of their authority to so act.

          (b)    Execution by Person Other than Registered Holder.    If the Subscription Rights Exercise Notice is executed by a person other than the holder named on the face of the Subscription Rights Exercise Notice, proper evidence of authority of the person executing the Subscription Rights Exercise Notice must accompany that Notice unless, for good cause, the Subscription Agent dispenses with proof of authority.

4.     METHOD OF DELIVERY TO SUBSCRIPTION AGENT

        The method of delivery of Subscription Rights Exercise Notice and payment of the Subscription Price to the Subscription Agent will be at the election and risk of the Rightsholder, but, if sent by mail, it is recommended that such notice and payments be sent by registered mail, properly insured, with return receipt requested, and that a sufficient number of days be allowed to ensure delivery to the Subscription Agent and the clearance of payment prior to 5:00 p.m., Eastern Time, on [                        ], 2005 or such later date and time to which the Company has extended the Rights Offering. Because uncertified personal checks may take at least five business days to clear, you are strongly urged to pay, or arrange for payment, by means of certified or cashier's check, money order, or wire transfer of funds.

EXHIBIT A

NOTICE OF GUARANTEED DELIVERY
FOR
SUBSCRIPTION RIGHTS EXERCISE NOTICE ISSUED
BY TODHUNTER INTERNATIONAL, INC.

        This form, or one substantially equivalent hereto, must be used to exercise Rights pursuant to the Rights Offering described in the Prospectus dated [                        ], 2005 (the "Prospectus") of Todhunter International, Inc., a Delaware corporation (the "Company"), if a holder of Rights cannot deliver the notice evidencing the Rights (the "Subscription Rights Exercise Notice"), to the Subscription Agent listed below (the "Subscription Agent") at or prior to 5:00 p.m., Eastern Time, on [                        ], 2005 or such later date and time to which the Company has extended the Rights Offering (the "Expiration Time"). Such form must be delivered by hand, first class mail or overnight courier, or if sent by an Eligible Institution, facsimile transmission, to the Subscription Agent, and must be received by the Subscription Agent on or prior to the Expiration Time. See "The Rights Offering—Method of Subscription—Exercise of Rights" in the Prospectus. Payment of the Subscription Price of [$            ] per share for each share of the Company's common stock, par value $0.01 ("Common Stock"), subscribed for upon exercise of such Rights must be received by the Subscription Agent in the manner specified in "The Rights Offering—Method of Payment" in the Prospectus at or prior to the Expiration Time even if the Subscription Rights Exercise Notice(s) evidencing such Rights is being delivered pursuant to the Guaranteed Delivery Procedures thereof. See "The Rights Offering—Method of Subscription—Exercise of Rights" in the Prospectus.

The Subscription Agent is:

CONTINENTAL STOCK TRANSFER & TRUST COMPANY

By Hand, Mail, or Overnight Courier:
Todhunter International, Inc.
c/o Continental Stock Transfer & Trust Company
Reorganization Department
17 Battery Place
New York, NY 10004
(212) 509-4000 Ext. 536

Eligible Institutions may transmit this form via facsimile:

Facsimile Number: (212) 616-7610
Confirmation Telephone Number: (212) 509-4000, ext. 536

        DELIVERY OR TRANSMISSION OF THIS INSTRUMENT OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.

        Questions may be answered by, and additional copies of relevant documents may be obtained by, contacting Ezra Shashoua, our Executive Vice President and Chief Financial Officer, at:

Todhunter International, Inc.
222 Lakeview Avenue, Suite 1500
West Palm Beach, FL 33401
(561) 655-8977

Ladies and Gentlemen:

        The undersigned hereby represents that the undersigned is the holder of a Subscription Rights Exercise Notice representing                        Rights and that such Subscription Rights Exercise Notice cannot be delivered to the Subscription Agent at or before 5:00 p.m., Eastern Time, on [                        ], 2005 or such later date and time to which the Company has extended the Rights Offering (the "Expiration Time"). Upon the terms and subject to the conditions set forth in the Prospectus, receipt of which is hereby acknowledged, the undersigned hereby elects to exercise (i) the Basic Subscription Right to subscribe for                        share(s) of Common Stock with respect to the Rights represented by such Subscription Rights Exercise Notice and (ii) the Oversubscription Right relating to such Rights, to the extent that shares that are not otherwise purchased pursuant to the exercise of the Basic Subscription Rights (the "Excess Shares") are available therefor, up to                        Excess Shares, subject to availability and proration.

        The undersigned understands that payment of the Subscription Price of [$            ] per share for each share of Common Stock subscribed for pursuant to the Basic Subscription Right and the Oversubscription Right must be received by the Subscription Agent at or before the Expiration Time and represents that such payment, in the aggregate amount of $                        , either (check appropriate box):

  ☐
  is being delivered to the Subscription Agent herewith;

        or

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  has been delivered separately to the Subscription Agent in the manner set forth below (check appropriate box and complete information relating thereto):

  ☐
  Wire transfer of funds
  Name of transferor institution:
  Date of transfer:
  Confirmation number (if available) :

  ☐
  Uncertified check (Payment by uncertified check will not be deemed to have been received by the Subscription Agent until such check has cleared. Holders paying by such means are urged to make payment sufficiently in advance of the Expiration Time to ensure that such payment clears by such date.)

  ☐
  Certified check

  ☐
  Bank draft (cashier's check)

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  Money order
  Name of maker:
  Date of check, draft or money order:
  Check, draft or money order number:
  Bank or other institution on which check is drawn or issuer of money order:

Signature(s):

Print or type name:	Print or type name:

Address:	Address:

Telephone No.	Telephone No.

GUARANTEE OF DELIVERY

        The undersigned, a member firm of a registered national securities exchange or of the National Association of Securities Dealers Corporation, or a commercial bank or trust company having an office or correspondent in the United States, or a bank, stockbroker, savings and loan association or credit union with membership in an approved signature guarantee medallion program, pursuant to Rule 17Ad-15 of the Securities Exchange Act of 1934, as amended, guarantees that the undersigned will deliver to the Subscription Agent the certificates representing the Rights being exercised hereby, with any required documents, all within three (3) business days after the date hereof.

Dated:

(Address)	(Name of Firm)
(Area Code and Telephone Number)	(Authorized Signature)

        The institution that completes this form must communicate the guarantee to the Subscription Agent and must deliver the Subscription Rights Exercise Notice(s) to the Subscription Agent within the time period shown in the Prospectus of Todhunter International, Inc., dated [                        ], 2005. Failure to do so could result in a financial loss to such institution.

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INSTRUCTIONS FOR USE OF TODHUNTER SUBSCRIPTION RIGHTS EXERCISE NOTICE
Consult Todhunter, Your Bank or Broker as to Any Questions
EXHIBIT A
NOTICE OF GUARANTEED DELIVERY FOR SUBSCRIPTION RIGHTS EXERCISE NOTICE ISSUED BY TODHUNTER INTERNATIONAL, INC.
GUARANTEE OF DELIVERY